Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Dynex Capital, Inc.
Glen Allen, Virginia
We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (Nos. 333-195317 and 333-200859) and Form S-8 (Nos. 333-159427 and 333-198796) of Dynex Capital, Inc. of our reports dated March 12, 2015, relating to the consolidated financial statements, and the effectiveness of Dynex Capital, Inc.’s internal control over financial reporting, which appear in this Annual Report on Form 10-K.

BDO USA, LLP
Richmond, Virginia

March 12, 2015